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[AMYLIN PHARMACEUTICALS LOGO]                                       [LILLY LOGO]

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Amylin Pharmaceuticals, Inc.                         Eli Lilly and Company
9373 Towne Centre Drive                              Lilly Corporate Center
San Diego, California 92121                          Indianapolis, Indiana 46285
U.S.A.                                               U.S.A.
WWW.AMYLIN.COM                                       WWW.LILLY.COM
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DATE: September 20, 2002

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FOR RELEASE: Immediately
REFER TO: (317) 276-5795 - Terra L. Fox (Lilly)
          (858) 552-2200 - Daniel M. Bradbury (Amylin)


  LILLY AND AMYLIN TO COLLABORATE ON POTENTIAL BREAKTHROUGH DIABETES TREATMENT

 If Approved, Phase III Compound, AC2993, Would Represent the First of the Next-
              Generation Therapies for People With Type 2 Diabetes

Eli Lilly and Company (NYSE: LLY) and Amylin Pharmaceuticals, Inc. (NASDAQ:
AMLN), announced today that they have signed a global agreement to collaborate on the development and commercialization of Amylin's compound AC2993 (synthetic exendin-4), a potential new treatment for type 2 diabetes that, if approved, could represent the first of a new class of compounds which have similar actions to GLP-1 (glucagon-like peptide-1). AC2993 is currently in Phase III clinical trials with a submission to the U.S. Food and Drug Administration anticipated as early as 2004.

"Lilly has been bringing major new therapies to people with diabetes for nearly 80 years. This collaboration with Amylin, an innovator in the development of next-generation diabetes therapies, confirms our continued commitment to the treatment of diabetes and its complications," said John C. Lechleiter, Ph.D., executive vice president of pharmaceutical products and corporate development for Lilly. "AC2993, if successful, would represent a significant advance in the treatment of type 2 diabetes as this potent compound may enable many people with type 2 diabetes to effectively control blood-glucose levels while reducing or eliminating the risk of hypoglycemia and weight gain."

"Amylin is committed to discovering, developing and commercializing innovative new medicines to improve the lives of people with diabetes. This collaboration with Lilly is a significant step for Amylin and should accelerate our ability to achieve this goal," said Joseph C. Cook, Jr., chairman and chief executive officer for Amylin. "Lilly's leadership in the



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development and commercialization of innovative diabetes therapies makes them an ideal partner to maximize the global potential of AC2993."

Under terms of the agreement, Lilly will make initial nonrefundable payments to Amylin totaling $80 million. Lilly will also purchase $30 million of Amylin common stock at a price of $18.69 per share. In addition, in the future, Lilly will pay Amylin up to $85 million upon the achievement of certain development and product profile milestones of AC2993, including long-acting release formulations of the product candidate. These milestones may be convertible into Amylin equity at Lilly's option under certain circumstances. Lilly will also make additional future payments to Amylin of up to $130 million contingent upon global commercialization of AC2993, including long-acting release formulations of the product candidate.

Lilly and Amylin will share U.S. development and commercialization costs equally. Lilly's obligation to actively share in development funding is estimated to begin following the completion of the majority of work on the three pivotal Phase III clinical trials currently under way. Amylin estimates the development costs through the completion of these Phase III studies to be about $100 million. Development costs outside the U.S. will be shared 80 percent by Lilly and 20 percent by Amylin. Lilly is responsible for all commercialization costs outside the U.S. Following the successful completion of the ongoing Phase III trials and contingent upon certain other events, Lilly will make available a $110 million convertible loan to fund a portion of Amylin's development and commercialization costs.

The companies will equally copromote the product in the U.S., while Lilly will market the product exclusively in countries outside the U.S. Operating profits from sales of the product in the U.S. will be shared equally. Outside the U.S., operating profits will be shared at approximately 80 percent to Lilly and 20 percent to Amylin. Additionally, the companies have agreed that, for a limited period of time prior to the commercialization of AC2993, Amylin will copromote Humatrope(R), Lilly's recombinant human growth hormone product, in the U.S.

AC2993 (synthetic exendin-4) is being studied for its potential to address important unmet medical needs of many people with type 2 diabetes. Clinical trials suggest that AC2993 decreases blood glucose toward normal levels. This control of blood glucose is expected based on known exendin-4 actions that are similar to those of GLP-1. These actions include glucose-



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dependent stimulation of insulin secretion, suppression of glucagon secretion, reduction of appetite and delay of food absorption. These actions promote stimulation of insulin secretion in the presence of elevated blood-glucose concentrations but not during periods of normal or low blood-glucose concentrations, thereby reducing or eliminating the risk of hypoglycemia. AC2993 has also been shown in clinical studies to reduce both postmeal and fasting blood-glucose levels. If approved, AC2993 is expected to be administered as a fixed-dose injection. A long-acting release formulation of AC2993 is in early development with a goal of a once-a-month injection utilizing sustained-release drug delivery technology from Alkermes, Inc.

Diabetes continues to increase in prevalence around the world with more than 150 million people having the disease, according to the World Health Organization. The WHO predicts the number of people with diabetes will double by 2025. In the United States alone, an estimated 17 million people have diabetes with one million new diagnosed cases predicted in 2002. Approximately 90 percent of people with diabetes have type 2 diabetes, which is most common in adults. In addition, worldwide costs for treating diabetes and its complications are estimated to exceed $200 billion annually.

Amylin will conduct a conference call to discuss this press release on Friday, September 20, 2002, at 10:00 a.m. Eastern/7:00 a.m. Pacific time. The call will be webcast live through Amylin's corporate website and a recording will be made available following the close of the call. To access the webcast, please log on to www.amylin.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. A recording will be available by phone for 24 hours beginning approximately one hour after the close of the call and can be accessed at 800-428-6051 (domestic) or 973-709-2089 (international), pass code 261396.

Lilly, a leading innovation-driven corporation, is developing a growing portfolio of best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Ind., Lilly provides answers -- through medicines and information -- for some of the world's most urgent medical needs. Additional information about Lilly is available at www.lilly.com.



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Amylin Pharmaceuticals is committed to improving the lives of people with diabetes and other metabolic disorders through the discovery, development and commercialization of innovative, cost-effective medicines. Further information on Amylin Pharmaceuticals and its pipeline in metabolism is available at www.amylin.com.


This press release contains forward-looking statements about the potential of the investigational compound AC2993 and a long-acting release formulation of AC2993 for the treatment of type 2 diabetes that reflect the current beliefs of Lilly and Amylin and the terms of a collaboration between Amylin and Lilly for the development and commercialization of those potential products. However, as with any pharmaceutical under development, substantial risks and uncertainties exist in the process of development and regulatory review. There are no guarantees that future clinical trials will confirm the preliminary results referred to in this release or that AC2993 or any long-acting release formulation of AC2993 will receive regulatory approvals or prove to be commercially successful. There are also no guarantees that the regulatory filings will proceed on the current timetable. Accordingly, there is no assurance that Amylin will receive the milestone payment amounts described in this release or that it will have access to the loan amounts referred to in this release. In addition, Lilly may terminate the collaboration at certain time points, generally upon six months notice. In special cases where AC2993 development does not meet certain specified expectations, Lilly may terminate with three months notice. Furthermore, if AC2993 does not achieve a designated annual sales amount after the completion of the fourth full calendar year following its launch, either company may have the right to request a modification of the financial terms of the collaboration and in certain instances to require that the other company choose to buy or sell its financial interest in the collaboration. For further discussion of these and other risks and uncertainties, see Lilly's and Amylin's respective 10-K and 10-Q filings and other public disclosures filed with the United States Securities and Exchange Commission. Lilly and Amylin undertake no duty to update the forward-looking statements contained in this press release.

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Humatrope(R) (somatropin of recombinant DNA origin, Lilly)



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